Exhibit 99(b)

AMENDED AND RESTATED

SOUTHTRUST CORPORATION

SUPPLEMENTAL RETIREMENT BENEFIT PLAN

WACHOVIA CORPORATION, a North Carolina corporation (hereinafter referred to as “Wachovia”), hereby adopts and publishes this Amended and Restated SouthTrust Corporation Supplemental Retirement Benefit Plan (the “Plan”) for the benefit of a select group of highly compensated or management employees who were employed by SouthTrust Corporation prior to its merger with Wachovia (hereinafter for convenience referred to as “Participants”) effective as of the 29th day of April, 2005 (the “Effective Date”), as follows:

1. DEFINITIONS. In addition to the definitions listed below, all definitions found in the Savings Plan which are necessary for the logical interpretation of the terms of this Plan are incorporated herein by reference as if fully set forth herein.

1.1 “Account” means the account maintained by Wachovia pursuant to Paragraph 6.1, hereinbelow, in its books and records to reflect the amount of a Participant’s benefits pursuant to this Plan and all net earnings, gains or losses charged to such account.

1.2 “Beneficiary” means the individual or entity entitled to be paid the balance of a deceased Participant’s Account.

1.3 “Board” means the Board of Directors of Wachovia.

1.4 “Code” means the Internal Revenue Code of 1986, as amended.

1.5 “Committee” means the Management Resources and Compensation Committee of the Board.

1.6 “Effective Date” means April 29, 2005, the effective date of the Plan as amended and restated, except as otherwise provided herein.

1.7 “Participant” means a highly compensated or management employee formerly employed by SouthTrust Corporation who has been notified he is covered under the terms of this Plan.

1.8 “Plan” means the Amended and Restated SouthTrust Corporation Supplemental Retirement Benefit Plan, as may be amended from time to time and executed by Wachovia, and any related documents executed by the Participant.

1.9 “Plan Year” means the calendar year.

1.10 “Savings Plan” means the Wachovia Corporation Savings Plan, as the same may be amended from time to time.

1.11 “Trust” shall mean the Trust for the Benefit of Participants in the SouthTrust Corporation Supplemental Retirement Benefit Plan for the benefit of Participants pursuant to the terms of this Plan.

2. PURPOSE. The Plan is intended to be unfunded for purposes of Title I of ERISA and for tax purposes and is also is intended to provide benefits to Participants which would have been provided under the SouthTrust Corporation Profit Sharing Plan and Employee Stock Ownership Plan if not for the limitations imposed by the Code and the terms of the SouthTrust Corporation Profit Sharing Plan and Employee Stock Ownership Plan, including, but not limited, to the restriction and limitations on the definition of Compensation and on matching contributions.

3. ELIGIBILITY AND PARTICIPATION. Participation is limited to Participants with an Account as of the Effective Date.

4. ESTABLISHMENT OF TRUST. Any and all funds which may be set aside by Wachovia to satisfy any and all obligations created by this agreement shall be paid by Wachovia to the Trustee under the Trust which is, at the date of this Amendment and Restatement, SunTrust Bank, a Georgia corporation (Trustee).

5. ESTABLISHMENT AND OWNERSHIP OF ACCOUNTS.

5.1 Establishment of Accounts. Wachovia shall continue to maintain a special bookkeeping account for each Participant in this Plan. Each Participant’s Account under this Plan shall be credited with a beginning balance which is equal to benefits accrued under the Plan in effect immediately prior to the Effective Date.

5.2 Reports. At the end of the Plan Year, or more frequently, Wachovia shall issue each Participant having a balance in his Account a report reflecting the current value of his Account.

5.3 Ownership Of Accounts. Until paid to the Participant or Beneficiary, all assets held in or allocated to each Participant’s Account, including all property and rights purchased with such amounts, and all income attributable to such amounts, property, or rights, shall remain solely the property and rights of the Trust, subject only to the claims of the Wachovia’s general creditors.

6. PARTICIPANT DIRECTED INVESTMENTS.

6.1 The amount in the Account shall be deemed to have been invested and reinvested from time to time in such “eligible investments” as Participant shall designate. Effective January 1, 2005, eligible investments shall be the investments under the Savings Plan (other than one that is invested primarily in common stock of Wachovia). Participants shall have the right to designate eligible investments which shall be deemed to have been purchased or sold for the Account in the same manner and subject to the same rules, time limitations and other restrictions as are set forth in the Savings Plan. In the case of any purchase the Account shall be charged with the dollar amount equal to the quantity and kind of investments deemed to have been purchased multiplied by the fair market value of such investments so deemed to have been purchased. In the case of any sale, the Account shall be charged with the quantity and kind of investments deemed to have been sold, and shall be credited with a dollar amount equal to the quantity and kind of investments deemed to have been sold multiplied by the fair market value of such investments on the date of reference.

6.2 The Account shall be credited with amounts equal to the investment gains (including income) or loss which would have been earned on the investments deemed to be held therein.

6.3 Participant shall have the same right with respect to the investment and reinvestment of gains as Participant has with respect to the balance of the Account.

6.4 Wachovia shall not be required to purchase, hold or dispose of any of the investments designated by Participant. The only obligation of Wachovia is its contractual obligation to make payments to Participant as set forth below. To the extent that Wachovia does, in its discretion, purchase or hold any of the investments designed by Participant, the same shall remain the sole property of Wachovia, subject to the claims of its general creditors, and shall not be deemed to form part of the Account.

6.5 As of the first date on which benefits become payable, (hereinafter referred to as “payment date”) the Account shall be valued by adding to the dollar amount credited to the Account, the fair market value of the investments deemed to be held in the account on the payment date.

7. PAYMENT OF BENEFITS.

7.1 Value of Benefits. The assets held in or allocated to each Participant’s Account shall be valued daily (hereinafter “Valuation Date”). The benefits payable to the Participant, or his or her Beneficiary, will be based on the value of the Participant’s Account as of the Valuation date immediately preceding or coincident with the time payment of benefits is to commence hereunder.

7.2 Time and Method of Payment. Payment of the benefits provided hereinabove in Paragraph 7 shall be made in the same manner, at the time and subject to the same conditions as a Participant is entitled to receive payment of benefits under the Savings Plan. Notwithstanding anything herein to the contrary, the Committee may, with the consent of the Participant or Beneficiary to whom payment is to be made, elect to cause such payment to be paid in any optional form of benefit payment provided under the Savings Plan.

8. BENEFICIARY DESIGNATIONS. The Participant may designate one or more individuals or entities as his Beneficiary or change any prior designation, such designation or change in designation to be (i) in writing, (ii) in such form as Wachovia shall prescribe, and (iii) maintained by the Committee. In the absence of a valid Beneficiary designation by the Participant, payment of death benefits will be paid to the estate of the Participant. Any Participant or former Participant may change his designated Beneficiary, at any time, and without consent of the former designated Beneficiary.

9. ADMINISTRATION.

9.1 Administrator. This Plan shall be administered by the Trustee. To the extent it deems necessary or desirable in connection with the administration of the Plan, the Trustee may (i) delegate all or a part of its duties to other persons, and (ii) appoint counsel, accountants, advisors, and other service providers.

9.2 Administrator’s Powers and Duties. The Administrator shall have the power and duty to:

(a) construe and interpret the provisions of the Plan;

(b) adopt, amend, or revoke rules and regulations for the administration of the Plan, provided they are not inconsistent with the provisions of the Plan;

(c) provide appropriate parties with such returns, reports, descriptions and statements as may be required by law, within the times prescribed by law and to make them available for examination by Participants and their Beneficiaries when required by law;

(d) take such other action as may reasonably be required to administer the Plan in accordance with its terms or as may be provided for or required by law;

(e) withhold applicable taxes and file with the Internal Revenue Service appropriate information returns, with respect to distributions made from the Plan; and

(f) appoint and retain such persons as may be necessary to carry out the functions of the Administrator.

10. MISCELLANEOUS.

10.1 Amendment or Termination of Plan. This Plan may be modified or amended by or pursuant to action of the Board or its designee. No amendment or modification to the Plan shall reduce or impair the Participant’s or Beneficiary’s accrued benefits or optional forms of benefits which are attributable to services performed prior to the amendment.

10.2 Reversion of Excess Assets. In the event there are assets (Excess Assets) remaining in the Trust after all obligations to all Participants and Beneficiaries have been satisfied and after this Plan has been terminated, such Excess Assets shall revert to Wachovia.

10.3 Unsecured Promise. Wachovia and each Participant acknowledge that this Plan shall create only an unsecured promise by Wachovia to Participants to pay the benefits provided herein. Until the occurrence of a distribution event, at which point Participant shall be entitled to receive all amounts as provided hereunder, all such amounts shall remain solely the property of Wachovia, subject only to the claims of its general creditors.

10.4 Assignments of Rights to Benefits. A Participant’s rights to benefit payments under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by the Participant, by creditors of the Participant or the Participant’s beneficiary.

10.5 Unfunded Plan. It is the intention of Wachovia and each Participant that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA.

10.6 Right to Employment. This Agreement shall not be construed as giving the Participant any right to continued employment with Wachovia.

10.7 Binding Nature of the Plan. The Plan shall be binding upon and inure to the benefit of Wachovia, its successors and assigns, the Participant and Beneficiaries and their heirs and legal representatives.

10.8 Written Notice. Any notice or other communication required or permitted under the Plan shall be in writing. If directed to Wachovia, the notice or communication shall be sent to the Committee. If directed to the Participant, it shall be sent to such Participant at the last known address as it appears on Wachovia’s records or at the work site, at Wachovia’s option. If directed to a Beneficiary, it shall be sent to such Beneficiary at the last known address as it appears on Wachovia’s records. A copy of any such notice shall be promptly delivered to Trustee.

10.9 Entire Agreement. This Plan, as completed and executed by Wachovia, the designation of Beneficiary forms, and all amendments thereto, will constitute the entire agreement between Wachovia and Participant regarding the Plan.

10.10 Controlling Law. This Plan shall be construed in accordance with the laws of the State of North Carolina.

10.11 Captions. The captions or headings in this Agreement are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Agreement.

IN WITNESS WHEREOF, Wachovia by and through its duly authorized officers have caused this instrument to be executed under seal on the 29th day of April, 2005.

WACHOVIA CORPORATION

By:

Date:

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